Exhibit 99.1

k

second Quarter 2022 Earnings Results

Sixth Street Specialty Lending, Inc. Reports Second Quarter Adjusted Net Investment Income Per Share of $0.42 and NAV Per Share of $16.27; Declares a $0.01 Per Share Increase in Third Quarter Base Dividend Per Share to $0.42

NEW YORK—August 2, 2022— Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported adjusted net investment income of $0.42 per share and adjusted net loss of $0.30 per share for the second quarter ended June 30, 2022. These results correspond to an annualized return on equity (ROE) on adjusted net investment income and adjusted net loss of 9.9% and -7.1%, respectively. The Company’s net loss this quarter was primarily driven by unrealized losses from the impact of credit spread widening on the valuation of the Company’s portfolio.

Unrealized losses during the quarter resulted in a partial reversal or unwind of previously accrued capital gains incentive fees amounting to approximately $0.12 per share. The Company’s adjusted results exclude the impact of this non-cash expense reversal given the unwind is tied primarily to unrealized gains from investments. Reported net investment income and net loss for the quarter ended June 30, 2022, unadjusted for the unwind of previously accrued capital gains incentive fees expenses, were $40.8 million, or $0.54 per share, and ($13.5) million, or ($0.18) per share, respectively. The Company’s net investment income in the second quarter reflects continued strength in the core earnings power of its portfolio, and the difference between this quarter’s net investment income and net loss was driven overwhelmingly by unrealized losses from the impact of incorporating wider market spreads on the valuation of the portfolio.

The Company announced that its Board of Directors has declared a $0.01 per share increase to its third quarter base dividend per share from $0.41 to $0.42 to shareholders of record as of September 15, 2022, payable on September 30, 2022. The increase reflects the Company’s updated view on forward earnings, which incorporates the anticipated positive impact of the interest rate environment on the Company’s income statement.

Reported net asset value (NAV) per share was $16.27 at June 30, 2022 as compared to $16.88 at March 31, 2022 (or a pro forma NAV per share of $16.84, which accounts for the impact of the $0.04 per share first quarter 2022 supplemental dividend). The primary drivers of this quarter’s NAV per share decline were the unrealized losses related to the impact of credit spread widening on the valuation of the Company’s investments. As of June 30, 2022, 0.01% of the portfolio at fair value was on non-accrual status, which is flat compared to March 31, 2022. No new portfolio companies were added to non-accrual during the quarter.

On August 1, 2022, the Company completed an equity issuance of approximately 4.4 million shares in accordance with the settlement of the $100 million principal value of convertible notes that remained outstanding as of June 30, 2022. The conversion election of approximately $79 million principal value of note holders and corresponding equity issuance translated to approximately $0.08 per share of accretion to the Company’s net asset value, which will be reflected in its Q3 financial results.

Net Investment Income Per Share
Q2 2022 (adjusted):	$0.42
Q2 2022:	$0.54

Net Loss Per Share
Q2 2022 (adjusted):	($0.30)
Q2 2022:	($0.18)

Annualized ROE
Q2 2022 (Adj NII):	9.9%
Q2 2022 (Adj NI):	-7.1%
Q2 2022 (NII):	12.7%
Q2 2022 (NI):	-4.2%

NAV
Q2 2022 ($MM):	$1,242.0
Q2 2022 (per share)	$16.27

Dividends Declared (per share)
Q2 2022 (Base):	$0.41
LTM Q2’22 (Base):	$1.64
LTM Q2’22 (Supp/Special):	$0.72
LTM Q2’22 (Total):	$2.36

Portfolio and Investment Activity

For the quarter ended June 30, 2022, new investment commitments totaled $378.9 million. This compares to $79.3 million for the quarter ended March 31, 2022.

For the quarter ended June 30, 2022, the principal amount of investments funded was $324.8 million in 301 new investments and two upsizes to existing portfolio companies. For this period, the Company had $211.7 million aggregate principal amount in exits and repayments. For the quarter ended March 31, 2022, the principal amount of new investments funded was $52.8 million in two new and eight upsizes to existing portfolio companies. For that period, the Company had $144.4 million aggregate principal amount in exits and repayments.

As of June 30, 2022 and March 31, 2022, the Company had investments in 942 and 69 portfolio companies, respectively, with an aggregate fair value of $2,536.4 million and $2,451.9 million, respectively. As of June 30, 2022, the average investment size in each portfolio company was $27.02 million based on fair value.

As of June 30, 2022, the Company’s portfolio based on fair value consisted of 90.5% first-lien debt investments, 1.6% second-lien debt investments, 0.4% mezzanine investments, and 7.5% equity and other investments. As of March 31, 2022, the Company’s portfolio based on fair value consisted of 91.3% first-lien debt investments, 1.7% second-lien debt investments, 0.6% mezzanine investments, and 6.4% equity and other investments. As of June 30, 2022 and March 31, 2022 approximately 92.1% and 93.1% of the portfolio was invested in secured debt, respectively.

As of June 30, 2022, 99.2% of debt investments based on fair value in the portfolio bore interest at floating rates, with 100.0% of these subject to reference rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of June 30, 2022 and March 31, 2022, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 10.9% and 10.1%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 10.9% and 10.3%.

1.	Includes 22 new structured product investments.
2.

As of June 30, 2022, includes 25 structured product investments with a total fair value of $30.2 million. Excluding structured product investments results in 69 portfolio companies with an average investment size of $36 million.

3.	Calculation includes income earning debt investments only.
Origination Activity
Commitments:	$378.9MM
Fundings:	$324.8MM
Net Fundings:	$113.1MM

Average Investment Size[2]
$27.0MM (1.1% of the portfolio at fair value)

First Lien Debt Investments (% FV)
90.5%

Secured Debt Investments (% FV)
92.1%

Floating Rate Debt Investments[2] (% FV)
99.2%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	10.9%
Yield at Amortized Cost:	10.9%

Results of Operations for the Three Months Ended June 30, 2022

Total Investment Income

For the three months ended June 30, 2022 and 2021, total investment income was $63.9 million and $62.8 million, respectively. The increase was primarily the result of a slight increase in prepayment fees and accelerated amortization of upfront fees related to paydowns.

Net Expenses

Net expenses totaled $22.3 million and $35.3 million for the three months ended June 30, 2022 and 2021, respectively. The decrease was predominately driven by the partial reversal or unwind of previously accrued capital gains incentive fees. The partial reversal was the result of unrealized losses during the quarter primarily from the impact of credit spread widening on the valuation of the Company’s portfolio.

Debt and Capital Resources

As of June 30, 2022, the Company had $27.2 million in cash and cash equivalents (including $21.4 million of restricted cash), total principal value of debt outstanding of $1,319.2 million, and $1,163.3 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 3.1% and 2.3% for the three-month periods ended June 30, 2022 and March 31, 2022, respectively. This increase was driven by the upward movement in reference rates which increases the Company’s weighted average interest rate on average debt outstanding. At June 30, 2022, the Company’s debt to equity ratio was 1.06x, compared to 0.91x at March 31, 2022. Average debt to equity was 0.90x for the three-month period ended June 30, 2022, compared to 0.95x for the three-month period ended March 31, 2022. The decrease in the Company’s average debt-to-equity ratio was driven by a majority of the quarter’s repayment activity occurring at the beginning of the quarter.

1.

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Total Investment Income
$63.9MM

Net Expenses
$22.3MM

Total Principal Debt Outstanding
$1,319.2MM

Debt-to-Equity Ratio
Q2 2022 Quarter End:	1.06x
Q2 2022 Average[1]:	0.90x

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at June 30, 2022 and changes to unfunded commitments since March 31, 2022.

Revolving Credit Facility		Unfunded Commitment Activity
Revolver Capacity	$1,585	Unfunded Commitments (See Note 8 in 3/31/22 10-Q)	$314
Drawn on Revolver	($422)	Extinguished Unfunded Commitments	($25)
Unrestricted Cash Balance	$6	New Unfunded Commitments	$82
Total Liquidity (Pre-Unfunded Commitments)	$1,169	Net Drawdown of Unfunded Commitments	($50)
Available Unfunded Commitments[1]	($155)	Total Unfunded Commitments	$321
Total Liquidity (Burdened for Unfunded Commitments)	$1,014	Unavailable Unfunded Commitments[1]	($166)
		Available Unfunded Commitments[1]	$155
1.

Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

Note: May not sum due to rounding.

Funding Profile*

Pro forma for the settlement of the Company’s 2022 convertible notes, the Company’s funding mix at June 30, 2022 was comprised of 64% unsecured and 36% secured debt. As illustrated below, the Company’s nearest debt maturity is in January 2023 at $150 million, and the weighted average remaining life of investments funded with debt was ~2.3 years, compared to a weighted average remaining maturity on debt of ~4.0 years.

*Pro forma for the settlement of $100 million in principal value of convertible notes that matured on 8/1/2022 ($79M settled via combination settlement of issuance of stock and cash, $21M settled in all cash).

**Includes $25 million of non-extending commitments with a maturity of January 31, 2025 and a revolving period ending January 31, 2024 and $50 million of non-extending commitments with a maturity of February 4, 2026 and a revolving period ending February 4, 2025.

1.

Net of Deferred Financing Costs and Interest Rate Fair Value Hedging. Deferred Financing Costs total $22.3M at 6/30/21, $20.8M at 9/30/21, $19.1M at 12/31/21, $17.8M at 3/31/22 and $20.6M at 6/30/22. Fair value hedge on interest rate swaps related to the 2024 and 2026 notes total $4.5M at 6/30/21, $2.5M at 9/30/21, ($5.9M) at 12/31/21, ($33.0M) at 3/31/22 and ($41.1M) at 6/30/22.

2.

Weighted by amortized cost of debt investments. Investments are financed by debt and equity capital.  This analysis assumes longer-dated investments are currently funded by equity capital (53% of investments) and the remaining (shorter-dated) investments (47% of investments) are currently funded by debt financing. Investments for purposes of this analysis exclude unfunded commitments, and equity capital is defined as 6/30/22 net assets pro forma for the approximately $78 million equity issuance for settlement of the 2022 Convertible Notes.

3.	Weighted by gross commitment amount.

Note: Numbers may not sum due to rounding.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held at 8:30 a.m. Eastern Time on August 3, 2022. The conference call will be broadcast live in listen-only mode on the Investor Resources section of TSLX’s website at https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations. The Events & Presentations page of the Investor Resources section of TSLX’s website also includes a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BI30d59efb13b546789e77416992b9ba69. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

Replay Information:

A recorded version will be available under the same webcast link (https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations) following the conclusion of the conference call.

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	June 30, 2022	March 31, 2022	June 30, 2021
Investments at Fair Value	$2,536.4	$2,451.9	$2,570.0
Total Assets	$2,580.4	$2,491.2	$2,608.4
Net Asset Value Per Share	$16.27	$16.88	$16.85
Supplemental Dividend Per Share	$0.00	$0.04	$0.02
Pro Forma Net Asset Value Per Share (1)	$16.27	$16.84	$16.83

Investment Income	$63.9	$67.4	$62.8
Adjusted Net Investment Income (2)	$31.7	$37.1	$33.0
Adjusted Net Income (Loss) (2)	$(22.6)	$42.3	$64.0
Accrued Capital Gains Incentive Fee Expense	$(9.1)	$1.4	$5.6
Net Investment Income	$40.8	$35.7	$27.4
Net Income (Loss)	$(13.5)	$40.9	$58.4

Adjusted Net Investment Income Per Share (2)	$0.42	$0.49	$0.46
Adjusted Net Income (Loss) Per Share (2)	$(0.30)	$0.56	$0.88
Accrued Capital Gains Incentive Fee Expense Per Share	$(0.12)	$0.02	$0.08
Net Investment Income Per Share	$0.54	$0.47	$0.38
Net Income (Loss) Per Share	$(0.18)	$0.54	$0.80

Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	9.9%	11.6%	11.0%
Annualized Return on Equity (Adjusted Net Income (Loss)) (2)(3)	-7.1%	13.2%	21.4%
Annualized Return on Equity (Net Investment Income) (3)	12.7%	11.2%	9.2%
Annualized Return on Equity (Net Income (Loss)) (3)	-4.2%	12.8%	19.5%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	10.9%	10.1%	9.8%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	10.9%	10.3%	10.1%
Percentage of Debt Investment Commitments at Floating Rates (4)	99.2%	99.0%	98.9%

1.	Pro forma net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.

Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.

3.	Return on equity is calculated using prior period’s ending net asset value per share.
4.	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate. Calculation includes income earning debt investments only.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $2,446,041 and $2,354,984, respectively)	$2,463,506	$2,434,797
Non-controlled, affiliated investments (amortized cost of $0 and $12,666, respectively)	—	27,017
Controlled, affiliated investments (amortized cost of $65,292 and $64,362, respectively)	72,884	59,779
Total investments at fair value (amortized cost of $2,511,333 and $2,432,012, respectively)	2,536,390	2,521,593
Cash and cash equivalents (restricted cash of $21,447 and $14,399, respectively)	27,177	15,967
Interest receivable	11,863	10,775
Prepaid expenses and other assets	4,935	3,522
Total Assets	$2,580,365	$2,551,857
Liabilities
Debt (net of deferred financing costs of $20,561 and $19,147, respectively)	$1,254,969	$1,185,964
Management fees payable to affiliate	9,476	9,380
Incentive fees on net investment income payable to affiliate	6,724	9,789
Incentive fees on net capital gains accrued to affiliate	7,229	14,928
Dividends payable	31,287	30,926
Other payables to affiliate	4,009	3,149
Other liabilities	24,712	21,873
Total Liabilities	1,338,406	1,276,009
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 76,635,559 and 76,067,586 shares issued, respectively; and 76,339,515 and 75,771,542 shares outstanding, respectively	766	761
Additional paid-in capital	1,201,531	1,189,275
Treasury stock at cost; 296,044 and 296,044 shares held, respectively	(4,291)	(4,291)
Distributable earnings	43,953	90,103
Total Net Assets	1,241,959	1,275,848
Total Liabilities and Net Assets	$2,580,365	$2,551,857
Net Asset Value Per Share	$16.27	$16.84

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$56,747	$57,653	$117,907	$117,258
Paid-in-kind interest income	3,298	2,067	6,371	4,226
Dividend income	1,123	770	1,358	1,277
Other income	1,589	1,136	3,350	3,414
Total investment income from non-controlled, non-affiliated investments	62,757	61,626	128,986	126,175
Investment income from non-controlled, affiliated investments:
Interest from investments	—	209	133	420
Dividend income	—	—	—	545
Total investment income from non-controlled, affiliated investments	—	209	133	965
Investment income from controlled, affiliated investments:
Interest from investments	1,130	989	2,195	1,925
Other income	1	4	2	4
Total investment income from controlled, affiliated investments	1,131	993	2,197	1,929
Total Investment Income	63,888	62,828	131,316	129,069
Expenses
Interest	11,963	10,190	21,565	19,143
Management fees	9,488	9,417	18,818	18,156
Incentive fees on net investment income	6,724	6,996	14,601	14,807
Incentive fees on net capital gains	(9,122)	5,589	(7,699)	10,104
Professional fees	1,815	1,785	3,298	3,180
Directors’ fees	174	174	366	368
Other general and administrative	1,286	1,254	2,745	3,119
Total expenses	22,328	35,405	53,694	68,877
Management fees waived (Note 3)	(12)	(130)	(12)	(130)
Net Expenses	22,316	35,275	53,682	68,747
Net Investment Income Before Income Taxes	41,572	27,553	77,634	60,322
Income taxes, including excise taxes	750	165	1,100	625
Net Investment Income	40,822	27,388	76,534	59,697
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(56,727)	26,075	(62,348)	35,438
Non-controlled, affiliated investments	—	4,008	(14,350)	6,090
Controlled, affiliated investments	(4,045)	(132)	12,174	(132)
Translation of other assets and liabilities in foreign currencies	7,671	445	5,872	578
Interest rate swaps	(1,650)	(1,451)	(4,594)	(3,273)
Total net change in unrealized gains (losses)	(54,751)	28,945	(63,246)	38,701
Realized gains (losses):
Non-controlled, non-affiliated investments	423	2,022	431	16,641
Non-controlled, affiliated investments	—	—	13,673	(33)
Foreign currency transactions	(19)	(1)	(32)	—
Total net realized gains (losses)	404	2,021	14,072	16,608
Total Net Unrealized and Realized Gains (Losses)	(54,347)	30,966	(49,174)	55,309
Increase (Decrease) in Net Assets Resulting from Operations	$(13,525)	$58,354	$27,360	$115,006
Earnings (Loss) per common share—basic	$(0.18)	$0.80	$0.36	$1.62
Weighted average shares of common stock outstanding—basic	76,265,661	72,556,471	76,119,681	71,131,732
Earnings (Loss) per common share—diluted	$(0.15)	$0.74	$0.36	$1.50
Weighted average shares of common stock outstanding—diluted	81,846,634	80,249,527	81,700,654	78,824,788

The Company’s investment activity for quarter ended June 30, 2022 and 2021 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	June 30, 2022	June 30, 2021
New investment commitments:
Gross originations	$1,569.3	$660.3
Less: Syndications/sell downs	1,190.4	357.2
Total new investment commitments	$378.9	$303.1
Principal amount of investments funded:
First-lien	$267.5	$243.8
Second-lien	—	—
Mezzanine	—	4.0
Equity and other	57.3	17.4
Total	$324.8	$265.2
Principal amount of investments sold or repaid:
First-lien	$211.6	$101.2
Second-lien	—	—
Mezzanine	—	—
Equity and other	0.4	6.6
Total	$212.0	$107.8
Number of new investment commitments in new portfolio companies	30	7
Average new investment commitment amount in new portfolio companies	$12.0	$36.6
Weighted average term for new investment commitments in new portfolio companies (in years)	5.7	4.9
Percentage of new debt investment commitments at floating rates	100.0%	98.2%
Percentage of new debt investment commitments at fixed rates	—	1.8%
Weighted average interest rate of new investment commitments	9.2%	9.2%
Weighted average spread over reference rate of new floating rate investment commitments	7.3%	9.1%
Weighted average interest rate on investments fully sold or paid down	9.1%	9.0%

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $60 billion in assets under management and committed capital. For more information, visit the Company’s website at https://sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $60 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 400 team members including over 180 investment professionals around the world. For more information, visit https://sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Investors:

Cami VanHorn, 260-241-7837
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com